Exhibit 99.1

The Pepsi Bottling Group Reports First Quarter 2009 Results

  Worldwide Comparable Operating Profit Growth of 10%; Reported Up 8%
  Comparable Diluted EPS of $0.10; Reported Diluted EPS of $0.27
  On Pace to Achieve Over $250 Million in Cost and Productivity Savings for 2009
  Company Raises Full-Year EPS Guidance by Five Cents to $2.20 – $2.30
  2009 OFCF Outlook Raised by $50 Million to $500 Million

SOMERS, N.Y.--(BUSINESS WIRE)--April 22, 2009--The Pepsi Bottling Group, Inc. (NYSE: PBG) today reported first quarter 2009 net income of $57 million, or diluted earnings per share (EPS) of $0.27. This includes a net after-tax gain of $36 million, or $0.17 per share, as a result of a benefit from the settlement of tax audits and previously announced restructuring charges. This compares to net income of $28 million, or $0.12 per diluted share, that the Company reported in the first quarter of 2008. This included a net after-tax charge of $1.4 million, or $0.01 per share, from restructuring and asset disposal charges.

“PBG is off to a good start in 2009 despite operating in a challenging macroeconomic environment. Successful execution of our global pricing strategy, as well as our cost and productivity initiatives, allowed us to exceed our profit and earnings objectives for the quarter,” said Eric Foss, PBG Chairman and Chief Executive Officer. “We also possess a healthy balance sheet and ample liquidity, which enabled us to increase our dividend for the sixth consecutive year and make important investments in the future growth of our business.

“The strength of our first quarter performance and the confidence we have in our plans for the remainder of 2009 has led us to raise our full-year earnings and operating free cash flow guidance,” Foss continued. “Our efforts to strengthen our brand portfolio, transform our performance through operational excellence, and capitalize on geographic growth opportunities will position PBG well to achieve greater success going forward.

“Earlier this week, PepsiCo announced its intention to acquire all of the outstanding shares of PBG’s common stock that it doesn’t already own,” Foss added. “Our Board has appointed a special committee of independent directors to evaluate this proposal and will respond in due course.”

Executive Summary

  On a reported basis, worldwide revenue decreased five percent and was flat on a currency neutral basis, reflecting weaker macroeconomic conditions globally. The U.S. and Canada segment reported a one percent revenue decrease for the quarter, with a currency neutral increase of one percent.
  Total worldwide physical case volume declined five percent. Worldwide volume was negatively impacted by two percentage points due to the shift of the Easter holiday from the first quarter of 2008 to the second quarter of 2009. Volume in the U.S. and Canada was down three percent. European volume declined 16 percent. In Mexico, volume declined seven percent.
  PBG reported a net revenue per case decline of one percent. Net revenue per case improved five percent on a currency neutral basis, with growth across all reporting segments. This included double-digit gains in Europe, with strong results in Russia. Reported net revenue per case improved two percent in the U.S. and Canada segment, with a currency neutral improvement of four percent, driven by strong pricing actions.
  Reported worldwide operating income for the first quarter increased eight percent versus the first quarter of 2008, including a two percentage point reduction from previously announced restructuring charges taken in the current and prior years. On a comparable basis, operating profit increased 10 percent. In the U.S. and Canada segment, reported operating profit improved six percent, which includes a one percentage point reduction from the 2008 restructuring charge.
  EPS as compared to prior year was impacted by nine cents per share due to below-the-line transactional foreign exchange and higher interest expense.
  In March, PBG approved a six percent increase in its annual dividend, representing its sixth consecutive annual dividend increase.

Reported COGS per case were flat in the first quarter, as the benefit from foreign currency offset increases in input costs. Currency neutral COGS per case increased five percent.

On both a reported and comparable basis, PBG’s SD&A expenses declined seven percent in the first quarter. Reported SD&A in the U.S. and Canada segment improved three percent. SD&A expenses improved one percent on a currency neutral basis, with the U.S. and Canada segment flat due to the continued success of cost and productivity initiatives.

2009 Guidance

For 2009, PBG is raising its full-year earnings guidance. Comparable diluted EPS are now forecasted to be $2.20 to $2.30. This includes an $0.18 per share negative impact from translational foreign currency headwinds. The Company forecasts currency neutral top-line growth in the low-single digits. Currency neutral operating profit is also expected to grow in the low-single digits for the year. Operating free cash flow is now expected to be approximately $500 million, an increase of $50 million from previous guidance, including increased pension funding and foreign currency headwinds. The Company anticipates capital expenditures of about $550 to $600 million.

PBG will host a conference call at 11:00 a.m. EDT today to discuss its first quarter financial results. The live call and replay can be accessed by visiting the Investor Relations section of the Company's website at http://www.pbg.com.

About PBG

The Pepsi Bottling Group, Inc. (www.pbg.com) is the world’s largest manufacturer, seller and distributor of Pepsi-Cola beverages. With approximately 67,000 employees and annual sales of nearly $14 billion, PBG has operations in the U.S., Canada, Greece, Mexico, Russia, Spain and Turkey. For more information, please visit www.pbg.com.

Forward-Looking Statement:

Statements made in this press release that relate to future performance or financial results of the Company are forward-looking statements which involve uncertainties that could cause actual performance or results to materially differ. PBG undertakes no obligation to update any of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties set forth in PBG’s Securities and Exchange Commission reports, including PBG’s annual report on Form 10-K for the year ended December 27, 2008.

Non-GAAP Measures

The Company prepares its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP). In an effort to provide investors with additional information regarding the Company’s results and to provide a meaningful year-over-year comparison of the Company’s financial performance, the Company sometimes uses non-GAAP financial measures as defined by the Securities and Exchange Commission. The differences between the U.S. GAAP and non-GAAP financial measures are reconciled in this attachment. In presenting comparable results, the Company discloses non-GAAP financial measures when it believes such measures will be useful to investors in evaluating the Company’s underlying business performance. Management uses the non-GAAP financial measures to evaluate the Company’s financial performance against internal budgets and targets (including those associated with the Company’s incentive compensation plans). In addition, management internally reviews the results of the Company excluding the impact of certain items as it believes that these non-GAAP financial measures are useful for evaluating the Company’s core operating results and facilitating comparison across reporting periods. Importantly, the Company believes non-GAAP financial measures should be considered in addition to, and not in lieu of, U.S. GAAP financial measures. The Company’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Currency neutral results are calculated using prior year’s exchange rates.

Items Affecting Comparability

2009 Items

2008 Restructuring Charges

In the fourth quarter of 2008, PBG announced a restructuring program to enhance the Company’s operating capabilities in each of its reportable segments. Since the inception of the program, the Company incurred pre-tax charges of $88 million. Of this amount, we recorded pre-tax charges of $5 million or $0.01 per diluted share in the first quarter of 2009, of which $3 million was recorded in our U.S. and Canada segment and $2 million was recorded in our Mexico segment. These charges are primarily for severance and related benefits, pension and other employee-related costs and other charges, including relocation and asset disposal costs.

Tax Audit Settlement

During the first quarter of 2009, PBG recorded a net non-cash tax benefit of approximately $39 million or $0.18 per diluted share which was reflected in income tax expense. The benefit resulted from the reversal of tax reserves for the completion of certain IRS audits in the U.S. for our 2003 - 2005 tax years.

2008 Items

2007 Restructuring Charges

In the third quarter of 2007, PBG announced a realignment in the Company’s organization to adapt to changes in the marketplace and improve operating efficiencies. Over the course of the program, the Company incurred pre-tax charges of $29 million or $0.09 per diluted share. Of this amount, we recorded $2 million in the first quarter of 2008, primarily relating to relocation expenses in our U.S. & Canada segment.

Asset Disposal Charge

During the fourth quarter of 2007, PBG adopted a Full Service Vending (FSV) Rationalization plan to dispose of older underperforming assets and to redeploy assets to higher return accounts. Over the course of the FSV Rationalization plan, we incurred pre-tax charges of $25 million or $0.06 per diluted share, the majority of which was non-cash, including costs associated with the removal of these assets from service, disposal costs and redeployment expenses. Of this amount, we incurred a pre-tax charge of approximately $1 million associated with the FSV Rationalization plan in the first quarter of 2008.

2009 First Quarter Results

Diluted Earnings Per Share
Comparable Results	$0.10
2008 Restructuring Charges	(0.01)
Tax Audit Settlement	0.18
Reported Results	$0.27

	Net Revenue Growth
Segment	Currency Neutral	Foreign Currency Translation Impact	U.S. Dollars
U. S. & Canada	1%	(2)	(1)%
Worldwide	—%	(5)	(5)%

	Net Revenue Per Case Growth
Segment	Currency Neutral	Foreign Currency Translation Impact	U.S. Dollars
U. S. & Canada	4%	(2)	2%
Europe	11%	(24)	(13)%
Russia	26%	(35)	(9)%
Mexico	6%	(25)	(20)%*
Worldwide	5%	(5)	(1)%*

* Does not add due to rounding to the whole percent.

	Cost of Goods Sold per Case Growth
Segment	Currency Neutral	Foreign Currency Translation Impact	U.S. Dollars
Worldwide	5%	(6)	—%*

* Does not add due to rounding to the whole percent.

	Selling, Delivery and Administrative Expense Growth
Segment	Currency Neutral	Foreign Currency Translation Impact	U.S. Dollars
U. S. & Canada	—%	(3)	(3)%
Worldwide	(1)%	(6)	(7)%

Worldwide Operating Income Growth
Comparable Results	10%
2008 Restructuring Charges	(4)%
2007 Restructuring and Asset Disposal Charges	2%
Reported Results	8%

2009 Full-Year Guidance

Growth Rates – Full-Year 2009
	Net Revenues	Operating Income
Comparable Guidance - Currency Neutral	Low-Single Digits	Low-Single Digits
Comparable Guidance – U.S. Dollars (Includes foreign currency translation impact)	Low-Mid Single Digit Decline	Low-Mid Single Digit Decline
2008 Restructuring Charges	-	(1%) – 4%
2007 Restructuring and Asset Disposal Charges	-	1%
Impairment Charges	-	58% – 61%
Reported Guidance	Low-Mid Single Digit Decline	51% – 61%

2009 Diluted EPS
Comparable Guidance	$2.20 – $2.30
2008 Restructuring Charges	(0.17) – (0.27)
Tax Audit Settlement	0.18
Reported Guidance	$2.11 – $2.31

2009 Full-Year OFCF Guidance

The Company defines Operating Free Cash Flow (OFCF) as Cash Provided by Operations, less capital expenditures, plus excess tax benefits from the exercise of equity awards.

The Company uses OFCF to evaluate the performance of its business and management considers OFCF an important indicator of the Company’s liquidity, including its ability to satisfy debt obligations, fund future acquisitions, pay dividends to common shareholders and repurchase Company stock.

OFCF is a non-GAAP financial measure and should be considered in addition to, not as a substitute for Cash Provided by Operations as well as other measures of financial performance and liquidity reported in accordance with U.S. GAAP. The Company’s OFCF may not be comparable to similarly titled measures reported by other companies.

PBG expects its full-year 2009 OFCF to be about $500 million. The Company anticipates capital expenditures to be in the range of $550 to $600 million and cash provided by operations plus the excess tax benefits from the exercise of equity awards to be over $1 billion.

THE PEPSI BOTTLING GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
in millions, except per share amounts, unaudited

	12 Weeks Ended
	March 21,	March 22,
	2009	2008

Net revenues	$2,507	$2,651
Cost of sales	1,403	1,482

Gross profit	1,104	1,169
Selling, delivery and administrative expenses	987	1,061

Operating income	117	108
Interest expense, net	79	59
Other non-operating expenses (income), net	7	(3)

Income before income taxes	31	52
Income tax (benefit) expense	(27)	21

Net income	58	31
Less: Net income attributable to noncontrolling interests	1	3

Net income attributable to PBG	$57	$28

Earnings per share attributable to PBG’s common shareholders

Basic earnings per share	$0.27	$0.13

Weighted-average shares outstanding	212	222

Diluted earnings per share	$0.27	$0.12

Weighted-average shares outstanding	214	229

Note: Beginning in the first quarter of 2009, we adopted Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51,” the provisions of which, among others, requires that minority interest be renamed noncontrolling interests and that a company present a consolidated net income measure that includes the amount attributable to such noncontrolling interests for all periods presented.

THE PEPSI BOTTLING GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
in millions, unaudited

	12 Weeks Ended
	March 21,	March 22,
	2009	2008

Cash Flows - Operations
Net income	$58	$31
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	136	144
Deferred income taxes	1	3
Share-based compensation	12	12
Net other non-cash charges and credits	72	66
Net change in operating working capital	(166)	(180)
Casualty insurance payments	(17)	(16)
Other, net	(16)	(40)
Net Cash Provided by Operations	80	20

Cash Flows - Investments
Capital expenditures	(95)	(185)
Acquisitions, net of cash acquired	(15)	(27)
Proceeds from sale of property, plant and equipment	1	2
Note receivable from PepsiCo	(92)	-
Other investing activities, net	(1)	-
Net Cash Used for Investments	(202)	(210)

Cash Flows - Financing
Short-term borrowings, net	214	341
Proceeds from long-term debt	741	-
Payments of long-term debt	(1,301)	(2)
Dividends paid	(36)	(31)
Excess tax benefit from the exercise of equity awards	1	1
Proceeds from the exercise of stock options	10	7
Share repurchases	-	(180)
Contributions from noncontrolling interest holder	33	-
Other financing activities	(7)	-
Net Cash (Used for) Provided by Financing	(345)	136

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(16)	(3)

Net Decrease in Cash and Cash Equivalents	(483)	(57)
Cash and Cash Equivalents - Beginning of Period	966	647

Cash and Cash Equivalents - End of Period	$483	$590

Supplemental Information

Capital expenditures incurred	(85)	(136)
Change in accounts payable and other accrued liabilities related to capital expenditures	(10)	(49)
Cash paid for capital expenditures	$(95)	$(185)

THE PEPSI BOTTLING GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
in millions, except per share amounts

	March 21,	December 27,
	2009	2008
ASSETS	(unaudited)
Current Assets
Cash and cash equivalents	$483	$966
Accounts receivable, net	1,417	1,371
Inventories	619	528
Prepaid expenses and other current assets	284	276
Total Current Assets	2,803	3,141

Property, plant and equipment, net	3,711	3,882
Other intangible assets, net	3,758	3,751
Goodwill	1,417	1,434
Investments in noncontrolled affiliates	511	619
Other assets	193	155
Total Assets	$12,393	$12,982

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and other current liabilities	$1,668	$1,675
Short-term borrowings	305	103
Current maturities of long-term debt	7	1,305
Total Current Liabilities	1,980	3,083

Long-term debt	5,521	4,784
Other liabilities	1,585	1,658
Deferred income taxes	1,010	966
Total Liabilities	10,096	10,491

Equity
Common stock, par value $0.01 per share:
Authorized 900 shares, issued 310 shares	3	3
Additional paid-in capital	1,830	1,851
Retained earnings	3,152	3,130
Accumulated other comprehensive loss	(1,132)	(938)
Treasury stock: 97 shares and 99 shares at March 21, 2009 and December 27, 2008, respectively, at cost	(2,664)	(2,703)
Total Shareholders' Equity	1,189	1,343
Noncontrolling interests	1,108	1,148
Total Equity	2,297	2,491
Total Liabilities and Equity	$12,393	$12,982

THE PEPSI BOTTLING GROUP, INC.
SEGMENT DATA
in millions, unaudited

	12 Weeks Ended
	March 21,	March 22,
Net Revenues	2009	2008

U.S. & Canada	$2,177	$2,207
Europe	174	236
Mexico	156	208
Worldwide net revenues	$2,507	$2,651

Operating Income (Loss)

U.S. & Canada	$144	$136
Europe	(25)	(31)
Mexico	(2)	3
Worldwide operating income	117	108
Interest expense, net	79	59
Other non-operating expenses (income), net	7	(3)
Income before income taxes	$31	$52

CONTACT:
The Pepsi Bottling Group, Inc.
Public Relations
Jeff Dahncke, 914-767-7690
jeff.dahncke@pepsi.com
OR
Investor Relations
Mary Winn Settino, 914-767-7216
marywinn.settino@pepsi.com